EMMIS BROADCASTING CORPORATION AND SUBSIDIARIES

              SCHEDULE OF CALCULATION OF PER SHARE NET INCOME


                                                   For the Three Months Ended
                                                           May 31, 1996

                                                            Weighted  Calculated
                                                    Net      Average      Per
                                                  Income     Shares      Share
Shares outstanding and net income used in the
  determination of basic net income per share   $3,505,000  10,924,740     $0.32
                                                ----------  ----------     -----

Options                                                        572,365
                                                ----------  ----------     -----
Used in the determination of primary net
  income per share                               3,505,000  11,497,105      0.30
                                                ----------  ----------     -----

Options                                                         19,789
                                                ----------  ----------     -----
Used in the determination of fully diluted
  net income per share                          $3,505,000  11,516,894     $0.30
                                                ==========  ==========     =====



                                                   For the Three Months Ended
                                                           May 31, 1995

                                                            Weighted  Calculated
                                                    Net      Average      Per
                                                  Income     Shares      Share
Shares outstanding and net income used in the
  determination of basic net income per share   $1,737,000  10,655,775     $0.16
                                                ----------  ----------     -----

Options                                                        372,742
                                                ----------  ----------     -----
Used in the determination of primary net
  income per share                               1,737,000  11,028,517      0.16
                                                ----------  ----------     -----

Options                                                         (A)
                                                ----------  ----------     -----
Used in the determination of fully diluted
  net income per share                          $1,737,000  11,028,517     $0.16
                                                ==========  ==========     =====

    (A) Excluded due to anti-dilutive effect
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